Exhibit 99.B9(a)(iii)



                               AMENDMENT NO. THREE

                                       TO

                            TRANSFER AGENCY AGREEMENT


         AGREEMENT dated as of November 15, 1997 between Liberty Variable Investment Trust, a Massachusetts business trust (formerly named "Keyport Variable Investment Trust") (the "Trust"), and Colonial Investors Service Center, Inc., a Massachusetts corporation ("CISC").

         Reference is made to the Transfer Agency Agreement dated as of June 7, 1993 between the Trust and Liberty Investment Services, Inc. a Massachusetts corporation ("LIS"), as amended by each of (i) Amendment No. One thereto dated May 2, 1994 between the Trust and LIS, (ii) the Joinder and Release Agreement with Respect to Transfer Agency Agreement dated as of January 3, 1995, pursuant to which CISC replaced LIS s transfer agent, and (iii) Amendment No. Two thereto dated May 1, 1995 (as so amended, the "Transfer Agency Agreement"). The parties hereby agree that each of (i) Liberty All-Star Equity Fund, Variable Series and
(ii) any additional series funds created after August 14, 1997 (the date on which this Agreement was approved by the Board of Trustees of the Trust) shall become a "Fund" for all purposes of the Transfer Agency Agreement, effective from and after the later of (i) the date first written above or (ii) the date on which the offer and sale of shares of such Fund has been registered under the Securities Act and the Investment Company Act pursuant to an effective Registration Statement of the Trust on Form N-1A.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         LIBERTY VARIABLE INVESTMENT TRUST


                                         By:
                                             -----------------------------------
                                             Title:


                                         COLONIAL INVESTORS SERVICE CENTER, INC.


                                         By:
                                             -----------------------------------
                                             Title: